UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2005

                                Paxar Corporation
             (Exact name of registrant as specified in its charter)

           New York                        1-9493             13-5670050
 (State or other jurisdiction            (Commission         (IRS Employer
       of incorporation)                File Number)      Identification No.)

                 105 Corporate Park Drive
                  White Plains, New York                               10604
         (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6800

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On December 5, 2005, Paxar Corporation (the "Company") pre-paid its outstanding 6.74% Senior Notes due August 11, 2008 in the aggregate principal amount of $150,000,000 (the "Senior Notes"). In connection with the pre-payment of the Senior Notes, the Company paid the note holders the total amount of $160,142,149.80, which comprised (i) principal of $150,000,000, (ii) accrued interest of $3,201,500 and (iii) a pre-payment penalty of $6,940,649.80.

As further described below, on December 8, 2005, the Company announced that it had pre-paid the Senior Notes in a press release, which is attached hereto as
Exhibit 99.1.

Item 8.01  Other Events

On December 8, 2005, the Company issued a press release announcing that it had entered into a new five-year, multi-currency credit agreement, the proceeds of which were used to pre-pay $150,000,000 of its 6.74% Senior Notes due August 11, 2008. The Company also announced that it had completed its repatriation of $127 million of foreign earnings under the American Jobs Creation Act of 2004.

The press release is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

     (c) Exhibits.

         Exhibit 99.1 Press Release issued by Paxar Corporation on December 8, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PAXAR CORPORATION
                                    (Registrant)


Date: December 8, 2005              By:  /s/ Robert S. Stone
                                         ---------------------------------------
                                             Robert S. Stone
                                             Vice President, General Counsel
                                             and Secretary

                                  Exhibit Index


  Exhibit No.    Description
  -----------    -----------

  99.1           Press Release issued by Paxar Corporation on December 8, 2005.